                                  SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO._______)

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement,
                                         [ ] Confidential, for use of the
                                             Commission only (as permitted by
                                             Rule l4a-6(e)(2)).
[ ] Definitive proxy statement.

[X] Definitive additional materials

[ ] Soliciting material under Rule 14a-12.


--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
     [_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount Previously Paid:

________________________________________________________________________________
          2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
          3)   Filing Party:

________________________________________________________________________________
          4)   Date Filed:

________________________________________________________________________________

       FIELDING QUESTIONS FROM CLIENTS REGARDING THE SCHWAB MARKET MANAGER

                 PROXY AND THE PROPOSED CHANGES CONTAINED WITHIN

                    For Internal Use Only, Not For Public Use


OVERVIEW

The purpose of the proxy is to request that shareholders vote the proposal to convert the Schwab MarketManager Portfolios(R) from the current fund-of-funds structure to a multi-manager structure. The Fund's Trustees believe that the proposals are in the best interest of shareholders and recommend a vote in favor of each proposal. PLEASE SEE THE FAQ'S FOR ADDITIONAL INFORMATION.

A copy of the Plain English Summary of the Proxy Statement is attached for your reference. The Plain English Summary highlights the proposed changes that shareholders are being asked to vote on. Additional information regarding the proposed changes is contained in the Proxy Statement. Shareholders should be encouraged to review the Proxy Statement and to vote."

Shareholders of the Schwab MarketManager Portfolios, as of the close of business on February 28, 2002 (the record date), are being sent a proxy on or about March 29, 2002 and may have questions regarding its purpose and/or their required tasks.

Shareholders who have specific questions regarding the proxy should contact D.F. King & Co. at 1-800-628-8528. D.F. King is the Funds' proxy solicitor and can assist shareholders with proxy questions as well as accept their votes over the phone.


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-------
FAQ's
-------

Q1:  WHAT IF CLIENTS ASK QUESTIONS REGARDING HOW THEY SHOULD VOTE?

A1: Schwab representatives or representatives affiliated with Schwab CANNOT instruct shareholders to vote for or against the proposed changes in the Proxy Statement. However, they can: (1) Relay information that is spelled out in the proxy statement. 2.) Help clients navigate the proposals. 3.) Highlight the importance of voting. As outlined in the proxy, the Funds' trustees believe that the proposals outlined in the proxy statement are in the best interest of shareholders and therefore recommend a vote in favor of each proposal. Shareholders should be directed to PAGE 3 of the Plain English Summary.

Q2:  WHO IS SUGGESTING THESE CHANGES?

A2: The changes were suggested by Charles Schwab Investment Management ("CSIM"), the fund's investment adviser, as a way to enhance the efficiency and flexibility of the Funds. The Funds' trustees believe that the proposed changes are in the best interest of shareholders and therefore recommend a vote in favor of each proposal. Shareholders should be directed to PAGE 6 of the Plain English Summary for additional information.

Q3:  WHERE CAN A SUMMARY OF PROPOSED CHANGES BE FOUND?

A3: PAGE 4 of the Plain English Summary contains a table outlining the proposed changes.

Q4:  IF APPROVED, WHEN WILL THESE CHANGES BECOME EFFECTIVE?

A4: Subject to approval at the May 28, 2002 shareholder meeting, it is anticipated that the changes will begin to go into effect on or about June 3, 2002.

Q5:  WHAT ARE CURRENT SHAREHOLDERS BEING ASKED TO VOTE ON?

A5: The proposed overall change is to convert from a multi-fund investment structure to a multi-manager investment structure. The changes are summarized on PAGE 6 of the Plain English Summary and set out in greater detail on PAGE 13 of the Proxy Statement. Shareholders should be directed to these pages for more specific information.

Q6:  HOW COULD THESE CHANGES BENEFIT SHAREHOLDERS?
A6: If shareholders approve the changes, there are several potential benefits that could result: (1) lower expected annual costs to shareholders; (2) access to a broader range of money managers; (3) more complete information for shareholders; and (4) a customized investment approach. Under this last benefit, CSIM would not only be able to choose the sub-advisers and how much they manage, but also give specific instructions on certain issues. For additional information regarding these benefits, shareholders should be directed to PAGE 7 of the Plain English Summary.

Q7:  HOW DO SHAREHOLDERS VOTE THEIR SHARES?

A7: The instructions can be found on PAGE 6 of the Plain English Summary and PAGE 14 of the Proxy Statement.

Q8: BETWEEN NOW AND THE CONVERSION DATE, CAN THESE FUNDS STILL BE PURCHASED BY CLIENTS?

A8: Yes. However, Clients need to be notified of the pending Proxy Statement and of the proposed changes. Shares purchased after the record date are not entitled to vote.

Q9:  WHO IS DF KING & CO. ?

A9: The Funds have retained D.F. King & Co. as a proxy solicitor. The Solicitor has been retained to make follow-up phone calls to shareholders. Clients who have questions regarding the Proxy Statement may contact D.F. King directly at 1-800-628-8528. Shareholders should be directed to PAGE 6 of the Plain English Summary for further information.


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Q10: WHO ARE THE PROPOSED SUB-ADVISERS?

A10: The following screen print identifies the proposed sub-advisers. The screen is copied from PAGE 34 of the Proxy Statement. Shareholders should be directed to PAGES 13 AND 34 of the Proxy Statement for additional information.

[Screen print of Proxy Statement page 34 identifying proposed sub-advisers]

Q11: HOW ARE THE SUB-ADVISERS SELECTED?

A11: CSIM uses a disciplined and rigorous approach when evaluating sub-advisers for the Funds, considering quantitative as well as qualitative criteria. This process is encompassed in the "Four P's" (Performance, Philosophy, People & Process). Shareholders should be directed to PAGE 8 of the Plain English Summary for further information.

Q12: WILL MULTIPLE MANAGERS COMPLEMENT EACH OTHER?

A12: CSIM believes that they will complement each other. CSIM will have the ability to coordinate all the sub-advisers for a Fund, managing them directly so that their investment strategies will complement each other. Shareholders should be directed to PAGE 7 of the Plain English Summary for further information.

Q13: HOW DOES THE COST OF THE CURRENT STRUCTURE COMPARE TO THE PROPOSED
     STRUCTURE?

A13: The following screen print provides a cost comparison between the current structure and the proposed structure. The print is copied from PAGE 9 of the Plain English Summary. Shareholders should be directed to PAGE 9 of the Plain English Summary and PAGE 20 of the Proxy Statement for additional information.

[Screen print of Proxy Statement Plain English Summary page 9 showing the cost comparison between the current structure and the proposed structure.]

Q14: WHAT WILL CSIM'S ROLE BE IN THE PROPOSED STRUCTURE?

A14: CSIM will continue to serve the Funds' investment adviser. CSIM will manage each Fund using stringent quantitative and qualitative criteria to select and oversee each sub-adviser. CSIM will also have the option of managing a Fund's assets directly. Shareholders should be directed to PAGES 7 AND 8 of the Plain English Summary for further information.

Q15: WILL SHAREHOLDERS REALIZE ANY NET CAPITAL GAIN IF THE CHANGES ARE APPROVED?

A15: As of the date of the proxy statement, the sale of the underlying funds should not result in a realized net capital gain for shareholders. Market conditions may change, however, and the conversion could result in a net realized capital gain that would be distributed to shareholders. Shareholders should be directed to PAGE 19 of the Proxy Statement for further information.

Q16: WHAT DO I DO IF I AM CONTACTED BY THE PRESS REGARDING THE PROXY STATEMENT
     OR THE PROPOSED CONVERSION?

A16: All press inquiries should be directed to Schwab Corporate Communications to the attention of Lance Berg at (415) 636-5443 (no client calls).

Q17: WHO CAN I CONTACT IF I HAVE A QUESTION OR ISSUE THAT IS NOT COVERED IN THIS
     FAQ?

A17: Product Management/MF Marketing: Steven Greenwell or Keith Goodlett (no client calls)


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Link:  Important Proxy Information about the MarketManager Portfolios
       --------------------------------------------------------------


Page:

PLEASE REVIEW AND VOTE YOUR PROXY

Important changes are being proposed for the MarketManager Portfolios. If you were a shareholder as of 2/28/02, you should have received a proxy in the mail which contains important information about the proposed changes as well as voting instructions. Please make your voice heard and vote today!

If you have questions regarding the proxy, please call our proxy solicitor, D.F. King and Co. at 1-800-628-8528.


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